Exhibit 99.1

e.l.f. Beauty Announces Second Quarter Fiscal 2021 Results
– Delivered 7% Net Sales Growth and 100 Basis Points Gross Margin Expansion –
– Gained 100 Basis Points of Market Share in Nielsen U.S. Color Cosmetics –
– Provides Fiscal 2021 Guidance –
OAKLAND, California; November 4, 2020 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and six months ended September 30, 2020.
“Our deep commitment to inclusive, accessible, and cruelty-free beauty continues to resonate with consumers,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “This is our seventh consecutive quarter of net sales growth. Of the top five color cosmetics brands in the U.S., e.l.f. was the only brand to post growth in the quarter, and the only brand to grow share, according to Nielsen. We also took important next steps in our transformation to a multi-brand portfolio with the unveiling of Keys Soulcare and the launch of our recharged W3LL PEOPLE brand.”
“We believe the focused work behind our strategic imperatives has set the foundation for long-term growth and provided a platform for our strategic extensions. While we expect the near-term operating environment to remain dynamic, I am confident in our ability to continue to execute our strategy and emerge with an even stronger, more diversified brand portfolio.”
Three Months Ended September 30, 2020 Results
Net sales increased 7%, or $4.7 million, to $72.4 million, as compared to $67.6 million in the three months ended September 30, 2019. The increase was primarily driven by strength in digital, as well as growth internationally and within Nielsen tracked channel customers.
Gross margin increased 100 basis points to 65%, as compared to 64% in the three months ended September 30, 2019. The increase was primarily driven by a combination of margin accretive product mix and cost savings, a favorable foreign exchange impact, and a shift in sales mix to elfcosmetics.com, partially offset by the impact of tariffs on goods imported from China and certain costs associated with space expansion and customer reset activity.
Selling, general and administrative expenses ("SG&A") were $45.2 million, or 62% of net sales, as compared to $38.4 million, or 57% of net sales in the three months ended September 30, 2019. The increase was primarily due to increased employee compensation costs related to annualizing headcount from building out the Company's marketing, digital and innovation capabilities, investments in marketing and digital, operations costs driven by the increase in e-commerce sales, and certain costs to support merchandising and retailer reset activity. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) was $37.3 million, or 51% of net sales, as compared to $34.3 million, or 51% of net sales in the three months ended September 30, 2019.
The benefit for income taxes was $0.2 million, as compared to a provision of $1.5 million in the three months ended September 30, 2019. The change was primarily driven by a decrease in income before taxes of $7.8 million, while discrete tax benefits, primarily related to stock-based compensation, were consistent in both periods.
Net income was $0.4 million, or $0.01 per diluted share, as compared to net income of $6.5 million, or $0.13 per diluted share in the three months ended September 30, 2019.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) decreased 4% to $14.3 million from $15.0 million in the three months ended September 30, 2019.
Adjusted net income (net income excluding the items identified in the reconciliation table below) was $8.1 million, or $0.16 per diluted share, as compared to adjusted net income of $7.7 million, or $0.15 per diluted share in the three months ended September 30, 2019.
Six Months Ended September 30, 2020 Results
Net sales increased 7%, or $9.5 million, to $136.9 million, as compared to $127.4 million in the six months ended September 30, 2019. The increase was primarily driven by strength in digital, as well as growth internationally and within Nielsen tracked channel customers.
Gross margin increased 300 basis points to 66%, as compared to 63% in the six months ended September 30, 2019. This increase was primarily driven by a combination of margin accretive product mix and cost savings, price increases implemented last summer, a favorable foreign exchange impact, and a shift in sales mix to elfcosmetics.com, partially offset by the impact of tariffs on goods imported from China.
SG&A was $85.5 million, or 62% of net sales, as compared to $70.5 million, or 55% of net sales in the six months ended September 30, 2019. The increase was primarily due to increased employee compensation costs related to annualizing headcount from building out our marketing, digital and innovation capabilities, proxy contest costs, investments in marketing and digital, operations costs driven by the increase in e-commerce sales, and certain costs to support merchandising and retailer reset activity. Adjusted SG&A was $70.4 million, or 51% of net sales, as compared to $62.1 million, or 49% of net sales in the six months ended September 30, 2019.
The benefit for income taxes was $0.2 million, as compared to a provision of $3.4 million in the six months ended September 30, 2019. The change was primarily driven by a decrease in income before taxes of $11.9 million and an increase in discrete tax benefit of $0.7 million, primarily related to stock-based compensation.
Net income was $2.0 million, or $0.04 per diluted share, as compared to net income of $10.2 million, or $0.20 per diluted share, in the six months ended September 30, 2019.
Adjusted EBITDA increased 1% to $29.8 million from $29.5 million in the six months ended September 30, 2019.
Adjusted net income was $16.7 million, or $0.33 per diluted share, as compared to adjusted net income of $14.6 million, or $0.29 per diluted share, in the six months ended September 30, 2019.
Balance Sheet
As of September 30, 2020, the Company had $41.0 million in cash and cash equivalents, as compared to $58.7 million as of September 30, 2019. As of September 30, 2020, long-term debt totaled $118.6 million, as compared to $132.4 million as of September 30, 2019.
Fiscal 2021 Outlook
Although uncertainty remains related to the duration and potential impact of the COVID-19 pandemic as well as the overall economic environment, the Company believes it has better visibility for the balance of its fiscal year and is issuing guidance for fiscal 2021. The Company’s guidance assumes no significant disruption to its consumers, customers or supply chain for the remainder of fiscal 2021.
“While we expect consumer behavior to be impacted by COVID-19 through the rest of our fiscal year, we remain optimistic about our ability to continue to gain share,” said Mandy Fields, e.l.f. Beauty's Chief Financial Officer. “We believe that our digital strength, core value proposition and continued execution of our strategic imperatives will fuel our performance.”

The Company is providing the following outlook for fiscal 2021. When compared to net sales in fiscal 2020, the outlook for fiscal 2021 reflects an expected 5-7% increase in net sales.

	Fiscal 2021 Outlook	Fiscal 2020
Net sales	$297-303 million	$283 million
Adjusted EBITDA	$57-60 million	$63 million
Adjusted net income	$31-33 million	$32 million
Adjusted diluted EPS	$0.59-0.63	$0.63
Long Term Economic Model
“We believe our financial performance over the last seven quarters demonstrates strong underlying business fundamentals and sets the stage for long-term growth,” said Mr. Amin. "With contributions from e.l.f. Cosmetics, Keys Soulcare and W3LL PEOPLE, we expect to deliver a combination of both net sales and Adjusted EBITDA growth over the next three fiscal years.”

With fiscal 2021 as the base, the Company believes it can achieve compounded annual top line growth in the mid- to high-single digits over its next three fiscal years from the combination of e.l.f. Cosmetics growth and shelf space gains, along with contributions from strategic extensions like Keys Soulcare and W3LL PEOPLE. The Company anticipates Adjusted EBITDA leverage will be achieved through a mix of top-line growth and leverage on cost of goods sold and/or SG&A over that three-year horizon.

FY 2022 to FY 2024
Net sales CAGR	Mid to high single-digit growth
Adjusted EBITDA CAGR	Outpace sales growth
Webcast Details
The Company will hold a webcast to discuss the results from its second quarter fiscal 2021 today, November 4, 2020, at 4:30 p.m. Eastern Time. Those interested in participating are invited to register prior to the start of the webcast at https://investor.elfbeauty.com/news-and-events/events. Following the presentation, anyone who would like to ask a question should do so through a separate dial-in line at (866) 807-9684 or (412) 317-5415 internationally. Those not asking questions will be able to hear the question and answer session through the same webcast link. A replay of the webcast will be available at the link above for twelve-months.
About e.l.f. Beauty
e.l.f. Beauty stands with every eye, lip, face and paw. This deep commitment to inclusive, accessible, cruelty-free beauty has fueled the success of our namesake e.l.f. Cosmetics brand since 2004. With the acquisition of the pioneering clean-beauty brand W3LL PEOPLE in February 2020, and a new lifestyle beauty brand Keys Soulcare created with Alicia Keys, and expected to launch in 2021, we continue to strategically expand our portfolio with brands that support our purpose and values. Our family of brands is available online, and across leading beauty, mass-market, and clean beauty specialty retailers.

Learn more by visiting investor.elfbeauty.com.

Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including, adjusted EBITDA, adjusted net income and adjusted diluted EPS. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
With respect to the Company’s expectations under “Fiscal 2021 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted EPS guidance non-GAAP measures to the corresponding net income and diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company’s outlook for fiscal year 2021 as well as its expectations regarding the duration and potential impact of the COVID-19 pandemic as well as the overall economic environment under “Fiscal 2021 Outlook” above; the Company’s long term economic model and its expectations regarding net sales and Adjusted EBITDA growth (and the reasons for such growth) over the next three fiscal years under “Long Term Economic Model” above; the Company’s belief the focused work behind its strategic imperatives has set the foundation for long-term growth and provided a platform for its strategic extensions; the Company’s expectation that the near-term operating environment will remain dynamic; the Company’s confidence in its ability to continue to execute its strategy and emerge with an even stronger, more diversified brand portfolio; the Company’s optimism about its ability to continue to gain share; and the Company’s belief that its digital strength, core value proposition and continued execution of its strategic imperatives will fuel its performance. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Brittany Fraser
VP, Investor Relations, e.l.f. Beauty KKatten@elfbeauty.com	ICR, Inc. elfpr@icrinc.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019

Net sales	$72,350	$67,615	$136,877	$127,379
Cost of sales	25,212	24,267	46,398	46,840
Gross profit	47,138	43,348	90,479	80,539
Selling, general and administrative expenses	45,170	38,444	85,502	70,499
Restructuring income	—	(4,198)	—	(5,990)
Operating income	1,968	9,102	4,977	16,030
Other (expense) income, net	(859)	586	(889)	937
Interest expense, net	(905)	(1,643)	(2,373)	(3,360)
Income before provision for income taxes	204	8,045	1,715	13,607
Income tax benefit (provision)	243	(1,528)	244	(3,384)
Net income	$447	$6,517	$1,959	$10,223
Comprehensive income	$447	$6,517	$1,959	$10,223
Net income per share:
Basic	$0.01	$0.13	$0.04	$0.21
Diluted	$0.01	$0.13	$0.04	$0.20
Weighted average shares outstanding:
Basic	49,147,366	48,419,845	49,036,519	48,383,095
Diluted	51,748,437	50,939,915	51,344,797	50,628,704

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2020	March 31, 2020	September 30, 2019
Assets
Current assets:
Cash and cash equivalents	$41,041	$46,167	$58,747
Accounts receivable, net	33,844	29,721	27,715
Inventory, net	64,486	46,209	50,850
Prepaid expenses and other current assets	12,389	10,263	7,813
Total current assets	151,760	132,360	145,125
Property and equipment, net	16,270	17,171	16,059
Intangible assets, net	98,348	102,410	93,613
Goodwill	171,620	171,321	157,264
Investments	2,875	2,875	2,875
Other assets	32,551	26,967	22,091
Total assets	$473,424	$453,104	$437,027

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$14,219	$12,568	$11,310
Accounts payable	20,544	12,390	14,807
Accrued expenses and other current liabilities	26,264	26,165	20,424
Total current liabilities	61,027	51,123	46,541
Long-term debt and finance lease obligations	118,577	126,088	132,377
Deferred tax liabilities	19,466	21,892	20,096
Long-term operating lease obligations	19,185	11,239	5,846
Other long-term liabilities	516	591	479
Total liabilities	218,771	210,933	205,339

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2020, March 31, 2020 and September 30, 2019; 50,972,425, 50,003,531 and 50,013,772 shares issued and outstanding as of September 30, 2020, March 31, 2020 and September 30, 2019, respectively	494	489	485
Additional paid-in capital	763,731	753,213	750,395
Accumulated deficit	(509,572)	(511,531)	(519,192)
Total stockholders' equity	254,653	242,171	231,688
Total liabilities and stockholders' equity	$473,424	$453,104	$437,027

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Six months ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$1,959	$10,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,597	11,169
Restructuring income	—	(5,990)
Stock-based compensation expense	10,012	7,930
Amortization of debt issuance costs and discount on debt	428	379
Deferred income taxes	(2,465)	3,343
Other, net	(26)	364
Changes in operating assets and liabilities:
Accounts receivable	(4,123)	4,355
Inventories	(18,270)	(7,071)
Prepaid expenses and other assets	(3,008)	(1,202)
Accounts payable and accrued expenses	7,962	4,182
Other liabilities	(1,653)	(10,677)
Net cash provided by operating activities	3,413	17,005

Cash flows from investing activities:
Purchase of property and equipment	(2,746)	(5,534)
Net cash used in investing activities	(2,746)	(5,534)

Cash flows from financing activities:
Proceeds from revolving line of credit	20,000	—
Repayment of revolving line of credit	(20,000)	—
Repayment of long-term debt	(5,569)	(4,538)
Debt issuance costs paid	(334)	—
Repurchase of common stock	—	(2,546)
Cash received from issuance of common stock	511	866
Other, net	(401)	(380)
Net cash used in financing activities	(5,793)	(6,598)

Net (decrease) increase in cash and cash equivalents	(5,126)	4,873
Cash and cash equivalents - beginning of period	46,167	53,874
Cash and cash equivalents - end of period	$41,041	$58,747

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019

Net income	$447	$6,517	$1,959	$10,223
Interest expense, net	905	1,643	2,373	3,360
Income tax (benefit) provision	(243)	1,528	(244)	3,384
Depreciation and amortization	5,263	5,318	10,623	9,936
EBITDA	$6,372	$15,006	$14,711	$26,903
Restructuring income (a)	—	(4,198)	—	(5,990)
Stock-based compensation	5,385	4,004	10,012	7,930
Other non-cash and non-recurring costs (b)	2,535	143	5,112	632
Adjusted EBITDA	$14,292	$14,955	$29,835	$29,475

(a) Represents restructuring income related to the e.l.f. retail store closures. The three and six months ended September 30, 2019 included a gain related to settlement of outstanding lease liabilities equal to the difference between the amount of cash disbursed and the outstanding liability at the time of settlement.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Selling, general, and administrative expenses	$45,170	$38,444	$85,502	$70,499
Stock-based compensation	(5,385)	(4,004)	(10,012)	(7,930)
Other non-cash and non-recurring costs (a)	(2,535)	(180)	(5,112)	(507)
Adjusted selling, general, and administrative expenses	$37,250	$34,260	$70,378	$62,062

(a) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2020	2019	2020	2019
Net income	$447	$6,517	$1,959	$10,223
Restructuring income (a)	—	(4,198)	—	(5,990)
Stock-based compensation	5,385	4,004	10,012	7,930
Other non-cash and non-recurring costs (b)	2,535	143	5,112	632
Amortization of acquired intangible assets (c)	2,031	1,720	4,062	3,440
Tax Impact (d)	(2,309)	(481)	(4,439)	(1,597)
Adjusted net income	$8,089	$7,705	$16,706	$14,638

Weighted average number of shares outstanding – diluted	51,748,437	50,939,915	51,344,797	50,628,704
Adjusted diluted earnings per share	$0.16	$0.15	$0.33	$0.29

(a) Represents restructuring income related to the e.l.f. retail store closures. The three and six months ended September 30, 2019 included a gain related to settlement of outstanding lease liabilities equal to the difference between the amount of cash disbursed and the outstanding liability at the time of settlement.
(b) Represents various non-cash or non-recurring costs, including proxy contest expenses, pre-launch costs to develop the Company’s first new brand, Keys Soulcare, acquisition-related costs for W3LL PEOPLE, and costs related to the automation of certain warehouse and distribution activities.
(c) Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(d) Represents the tax impact of the above adjustments.